EXHIBIT 15
FORM 10-KSB
MOUNTAIN OIL, INC.

                       MOUNTAIN OIL, INC. - COMMON STOCK
                            SUBSCRIPTION AGREEMENT


     Initial Subscription

     Additional Investment: Account Number Previously Assigned:

INVESTMENT
I desire to purchase $                                                aggregate
principal amount of IBF VI - Participating Income Corporation.
Make Checks Payable to:  Bonneville Bank , Mountain Oil, Inc., Escrow Account

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired. All checks and correspondence will go to the Investor Residence Address unless specified otherwise in the Check Distribution Section

Investor 1 (First, Middle I., Last):


Investor 2 (First, Middle I. Last):


REGISTRATION FOR THE INVESTMENT (HOW THE INVESTMENT SHOULD BE TITLED):


INVESTOR RESIDENCE ADDRESS 1:                          CHECK ONE OF THE
FOLLOWING:

                                                  U.S. Citizen
Investor Residence Address 2:
                                                  Resident Alien


City,                             State     ZIP Code             Foreign
Resident; Country ________

                                                  U.S. Citizen residing outside
the U.S.
OCCUPATION:


Check Distribution Information (if different):

Financial Institution (Bank, Trust Company, etc.):


Address:


City,                             State    ZIP Code


Account Number:


Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

SOCIAL SECURITY NUMBER                  TAXPAYER IDENTIFICATION NUMBER (IF
APPLICABLE)


Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)



Broker/Dealer - Registered Representative Information (To be completed by Registered Representative)

I hereby certify that the investor(s) has read the prospectus and meets the suitability requirements.
Broker/Dealer Firm Name:


Registered Representative:



Sales Representative Signature:


Subscriber Signature: (the undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above. I (We) certify under penalty of perjury that this is my (our) correct Social Security Number (and/or Tax Identification Number) and that interest income on this account should be reported on this number. I acknowledge and agree to this statement on the reverse side hereof.

Authorized Signature of Investor 1                             Date

Authorized Signature of Investor 2                                  Date
Company's Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ____________ day of ________________, _____


___________________________________
                                             Authorized Representative of the
Company
                                     E-51
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